UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2026

SHARPLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Biscayne Boulevard, Floor 20, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 3, 2026, Sharplink, Inc., a Delaware corporation (the “Company”) entered into a mutual termination agreement (the “Galaxy Termination Agreement”) with Galaxy Digital Capital Management LP (“Galaxy”) in connection with the mutual termination of that certain asset management agreement by and between the Company and Galaxy, dated May 30, 2025, for certain discretionary investment management services with respect to the Company’s purchase of Ethereum (the “Galaxy Asset Management Agreement”). Pursuant to the Galaxy Termination Agreement, the Galaxy Asset Management Agreement will be terminated effective May 31, 2026.

On April 3, 2026, the Company also entered into a mutual termination agreement (the “ParaFi Termination Agreement” and together with the Galaxy Termination Agreement, the “Termination Agreements”),with ParaFi Capital LP (“ParaFi”) in connection with the mutual termination of that certain asset management agreement between ParaFi and the Company, dated May 30, 2025, for certain for certain discretionary investment management services with respect to the Company’s purchase of Ethereum (the “ParaFi Asset Management Agreement, and, together with the Galaxy Asset Management Agreement, the “Asset Management Agreements”). Pursuant to the ParaFi Termination Agreement, the Galaxy/ParaFi Asset Management Agreement will be terminated effective May 31, 2026.

Neither the Company nor Galaxy or ParaFi shall have any remaining or future obligations or commitments to the other party under the Asset Management Agreements other than those amounts pursuant to the Termination Agreements. Further, the Company is not required to pay Galaxy or ParaFi any termination fees or penalties in connection with the mutual termination of the Asset Management Agreements.

The Company appreciates the collaborative relationships it developed with Galaxy and ParaFi and values their respective contributions to supporting the initial implementation of the Company’s Ether (“ETH”) treasury strategy. The decision to enter into the Termination Agreements reflects the Company’s continued evolution, including the addition of internal asset management personnel, and was not the result of any disagreement with either Galaxy or Parafi.

The foregoing descriptions of the Termination Agreements are not complete and are qualified in its entirety by reference to the full text of the Termination Agreements, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

There is currently no material relationship between the Company or its affiliates and Galaxy and ParaFi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2026	SHARPLINK, INC.

/s/ Joseph Chalom
Joseph Chalom
Chief Executive Officer